UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2024

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41390	84-5052822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 NE 4th Street, Suite 2300, Bellevue, WA	98004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (425) 635-7700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, one redeemable warrant and one right	BLACU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	BLAC	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	BLACW	The Nasdaq Stock Market LLC
Right to receive one-tenth (1/10) of one share of common stock	BLACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information provided in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 14, 2024, Bellevue Life Sciences Acquisition Corp. (the “Company”) issued an unsecured promissory note (the “Promissory Note”) in the principal amount of $140,000 to Bellevue Global Life Sciences Investors LLC (“BGLSI”), the sponsor of the Company.

The Promissory Note is not interest bearing and is payable in full on the earlier of: (i) December 31, 2024 or (ii) the date on which the Company consummates an initial business combination (the “Maturity Date”). In the event that the Company does not consummate a business combination on or prior to the time provided in the Company’s Amended and Restated Certificate of Incorporation (as subject to extension), BGLSI agrees to forgive the principal balance of the Promissory Note, except to the extent of any funds remaining outside of the Company’s trust account, if any. The following shall constitute an event of default: (i) a failure to pay the principal within five business days of the Maturity Date and (ii) the commencement of a voluntary or involuntary bankruptcy action.

The foregoing description of the Promissory Note is qualified in its entirety by reference to the full text of the Promissory Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 14, 2024, the Company held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved a proposal (the “Extension Amendment Proposal”) to amend to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to allow the Company to extend the date by which the Company must consummate a business combination from May 14, 2024, to November 14, 2024. The Certificate of Amendment to the Charter (the “Charter Amendment”) was filed with the Delaware Secretary of State and has an effective date of May 14, 2024.

The foregoing description of the Charter Amendment is qualified in its entirety by the full text of the Charter Amendment, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

As of the close of business on April 18, 2024, the record date for the Special Meeting, there were 5,622,954 shares of the Company’s common stock (“Common Stock”) issued and outstanding, each of which was entitled to one vote with respect to each of the proposals presented at the Special Meeting. A total of 4,338,495 shares of Common Stock, representing approximately 77.16% of the outstanding shares of Common Stock entitled to vote at the Special Meeting, were present in person or by proxy, constituting a quorum. The proposals listed below are described in more detail in the Proxy Statement.

Proposal 1 - Extension Amendment Proposal

The stockholders approved the proposal to amend the Charter to allow the Company to extend the date by which the Company must consummate a business combination from May 14, 2024 to November 14, 2024 by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,835,399	503,096	—	—

Proposal 2 - Adjournment Proposal

The stockholders approved the proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes to approve the Extension Amendment Proposal or to establish quorum by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,831,081	507,414	—	—

Item 8.01.	Other Events.

In connection with the votes to approve the Extension Amendment Proposal above, 1,581,733 shares of common stock of the Company were tendered for redemption.

In connection with the approval of the extension of the date by which the Company must consummate a business combination from May 14, 2024 to November 14, 2024, BGLSI (or its affiliates or permitted designees) agreed to deposit, by no later than one business day prior to each of May 14, 2024, June 14, 2024, July 15, 2024, August 14, 2024, September 16, 2024, and October 15, 2024 (each date referred to herein as a “Payment Date”), the amount of $50,000 into the trust account (each such deposit, a “Contribution”). On May 14, 2024, a Contribution was deposited in the trust account in relation to the May 14, 2024 Payment Date.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Bellevue Life Sciences Acquisition Corp dated as of May 14, 2024.

10.1	Promissory Note, dated May 14, 2024, issued by Bellevue Life Sciences Acquisition Corp. to Bellevue Global Life Sciences Investors LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2024

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

By:	/s/ Kuk Hyoun Hwang
Name:	Kuk Hyoun Hwang
Title:	Chief Executive Officer